UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2012

The Goldfield Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-7525	88-0031580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1684 West Hibiscus Blvd.

Melbourne, FL 32901

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (321) 724-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Robert L. Jones as President of Southeast Power Corporation and Replacement by John W. Davis III

On December 6, 2012, The Goldfield Corporation (“Goldfield” or the “Company”) announced that Robert L. Jones will retire as President of Southeast Power Corporation (“Southeast Power”), the Company’s electrical construction subsidiary, on December 31, 2012. Beginning January 1, 2013, Mr. Jones will provide management services to Southeast Power. On December 6, 2012 the Board announced the appointment of John W. Davis III as President of Southeast Power effective January 1, 2012. See Item 8.01 below. For 2013 Mr. Davis will have a base salary of $187,500.

Bonus Payments to the Company’s Named Executive Officers

On December 6, 2012, the Board of Directors (the “Board”) of the Company approved the actions of the Benefits and Compensation Committee (the “Committee”) of the Board set forth below with regard to compensation eligible to be earned in 2012 by John H. Sottile, Chairman, President and Chief Executive Officer of the Company, Stephen R. Wherry, Senior Vice President, Treasurer and Chief Financial Officer of the Company and Robert L. Jones (collectively, the “NEOs”).

The NEOs earned bonus awards pursuant to bonus opportunities granted to them under The Goldfield Corporation Performance-Based Bonus Plan (the “Plan”) in March 2012. Mr. Sottile and Mr. Wherry will receive bonuses of $496,200 and $230,000, respectively, based upon a review of the results to date and year-end projections. Mr. Jones will receive $628,000, based upon estimated 2012 results for Southeast Power, subject to adjustment for actual results.

The terms of the NEOs’ 2012 bonus opportunities, including the performance goals and the amounts payable under these opportunities, are described in the Company’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on March 21, 2012, which description is incorporated herein by reference.

Annual Incentive Compensation to be Earned in 2013.

The Committee recommended to the Board, and the Board approved, bonus opportunities for Mr. Sottile, Mr. Wherry and Mr. Davis for 2013 in accordance with the provisions of the Plan. Mr. Sottile will have the opportunity to earn a bonus award up to a maximum of 100% of his base salary, and his bonus will be dependent upon the increase in Goldfield’s share price in 2013, an increase in Goldfield’s net income in 2013 and his overall executive performance in 2013 a non-quantitative factor incorporating an evaluation by the Committee of Mr. Sottile’s leadership, strategic planning, relationship management and human resources management. Mr. Wherry will have the opportunity to earn a bonus award up to a maximum of 100% of his base salary, and his bonus will be dependent upon an increase in Goldfield’s net income in 2013 and his overall executive performance in

2013, a non-quantitative factor incorporating an evaluation by the Committee of Mr. Wherry’s contributions with respect to financial management, Goldfield’s reporting and internal controls and other compliance initiatives. Mr. Davis will have the opportunity to earn a bonus award, which will be calculated as a percentage of the pre-tax earnings of Southeast Power, subject to adjustment for certain specified items, and will not be dependent upon any other factors. The Committee may reevaluate the Plan’s bonus opportunities for Mr. Sottile, Mr. Wherry and Mr. Davis in the last quarter of 2013 for the 2013 year.

2013 Base Salary.

On December 6, 2012, the Board of the Company approved the actions of the Committee of Goldfield in regards to an increase in the base salary for Stephen R. Wherry, Senior Vice President of, Goldfield. Mr. Wherry’s base salary will be increased from $230,000 to $260,000, effective January 1, 2013. Mr. Sottile’s base salary will remain unchanged for 2013, subject to any Consumer Price Index increase.

Item 8.01 Other Events.

On December 6, 2012, the Company issued a press release announcing the election of John W. Davis III, 39, as President and Chief Executive Officer of Southeast Power, as well as other executive officer changes at Southeast Power. A copy of the press release is attached and incorporated by reference herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release, dated December 6, 2012, Goldfield Electrical Construction Unit Names New President

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2012

THE GOLDFIELD CORPORATION

By:	/s/ STEPHEN R. WHERRY
Stephen R. Wherry
Senior Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer),
Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release, dated December 6, 2012, Goldfield Electrical Construction Unit Names New President